EXHIBIT (H)(13)(I)

EXHIBIT A

As of June 18, 2012

COLUMBIA FUNDS SERIES TRUST

Columbia Mid Cap Value Fund

Columbia Multi-Advisor International Equity Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

Columbia LifeGoal Growth Portfolio

COLUMBIA FUNDS SERIES TRUST I

Columbia Balanced Fund

Columbia Contrarian Core Fund

Columbia Energy and Natural Resources Fund

Columbia Large Cap Growth Fund

Columbia Real Estate Equity Fund

Columbia Risk Allocation Fund

Columbia Strategic Income Fund

IN WITNESS THEREOF, the parties hereto have executed the foregoing Exhibit A as of June 18, 2012.

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS SERIES TRUST I

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Steve Welsh
Name:	Steve Welsh
Title:	President